UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2014

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)
2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2014, Campus Crest Communities, Inc. (the “Company”) issued a press release announcing its results of operations for the three and nine months ended September 30, 2014. A copy of such press release is furnished as Exhibit 99.1 to this current report. A copy of the Company’s Third Quarter 2014 Supplemental Analyst Package referenced in such press release is furnished as Exhibit 99.2 to this current report.

The information contained in Item 2.02 of this current report on Form 8-K, including Exhibits 99.1 and 99.2, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. Furthermore, the information in Item 2.02 of this current report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933 (the “Securities Act”).

Item 2.06.	Material Impairments.

In connection with the preparation of its financial statements for the quarter ended September 30, 2014, the Company determined that it would record impairment charges in an aggregate amount of approximately $122.5 million. These impairment charges consist of approximately $50.9 million for impairment of certain joint ventures due to recognized impairments in investments held in underperforming properties within the Company's HSRE joint ventures that are being held for sale, as well as an impairment of the Company's Montreal joint venture as these assets have meaningfully underperformed in their first year of operations resulting in the carrying value of the investment likely not being recoverable. The Company also recorded impairments of approximately $29.8 million for pre-development projects that the Company has determined are no longer feasible upon exiting its construction and development business, approximately $34.0 million associated with the adjustment to the Company’s ownership interests in the Copper Beech portfolio resulting from the Company’s decision not to exercise the first purchase option to acquire additional interests in the portfolio and approximately $7.8 million for other various balance sheet items related to corporate infrastructure changes.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2014, members of management of the Company will deliver a presentation in connection with the Company’s earnings release conference call. The presentation will include a slide presentation, a copy of which is furnished as Exhibit 99.3 to this Current Report on Form 8-K and shall not be deemed “filed” with the SEC for the purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing. The Company will also make the presentation available on its website at http://investors.campuscrest.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press release, dated November 4, 2014, issued by Campus Crest Communities, Inc., providing the results of operations for the three and nine months ended September 30, 2014

99.2	Campus Crest Communities, Inc. Second Quarter 2014 Supplemental Analyst Package

99.3	Management Presentation, dated November 4, 2014, by Campus Crest Communities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: November 4, 2014	/s/ Aaron Halfacre
Aaron Halfacre
Executive Vice President and Chief Investment Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press release, dated November 4, 2014, issued by Campus Crest Communities, Inc., providing the results of operations for the three and nine months ended September 30, 2014

99.2	Campus Crest Communities, Inc. Second Quarter 2014 Supplemental Analyst Package

99.3	Management Presentation, dated November 4, 2014, by Campus Crest Communities, Inc.